                                                                     EXHIBIT 9.1



                             VOTING TRUST AGREEMENT


         THIS VOTING TRUST AGREEMENT ("Agreement") made this 30th day of March, 1999, by and among the individuals set forth on Schedule I attached hereto (collectively, the "Shareholders"); and Terrence J. Herron, and his successors in trust (the "Trustee").


         WITNESSETH:

         WHEREAS, the Shareholders deem it necessary and advisable, and in their best interests, to deposit all of their voting stock in High Speed Access Corp., and any stock issued in lieu or in substitution thereof (the "Stock") with the Trustee; and

         WHEREAS, the Shareholders have agreed upon the person of the Trustee, and upon the terms and conditions of this Agreement; and

         WHEREAS, the Trustee has consented to act under this Agreement for the purposes herein provided;

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

      1. Transfer of Stock to Trustee. Shareholders shall deposit with the Trustee certificates for the number of shares of Stock as set forth on Schedule
I. All such stock certificates shall be so endorsed or accompanied by such instruments of transfer as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided. On receipt by the Trustee of the certificates for the Stock and the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this Agreement and shall thereupon issue and deliver to each Shareholder a voting trust certificate or certificates for the Stock deposited by such Shareholder, in substantially the form attached hereto as Exhibit A. All certificates for Stock transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to the Company and cancelled, and new certificates therefor shall be issued to and held by the Trustee in the name of "Terrence J. Herron, as Voting Trustee pursuant to a certain Voting Trust Agreement dated March 30, 1999."

      2. Transfer of Certificates. The sale, transfer, or other disposition of the voting trust certificates shall be subject to the same restrictions, including a right of first refusal, as are imposed on the Stock by that certain Shareholders' Agreement among the shareholders of the Company dated as of November 25, 1998. The voting trust certificates shall be transferable at the principal office of the Trustee in Wilkes-Barre, Pennsylvania (and at such other office as the Trustee may designate by an instrument in writing signed by him and sent by mail to the registered holders of voting trust certificates), on the books of the Trustee, by the registered owner thereof, either in person or by attorney thereto duly authorized, on surrender thereof, and (a) only on compliance with the conditions and restrictions contained in the Shareholders' Agreement and (b) according to the rules established for that purpose by the Trustee. The Trustee may treat the registered holder as owner thereof for all purposes whatsoever, but he shall not be required to deliver stock certificates hereunder without the surrender of such voting trust certificates. If a voting trust certificate is lost, stolen, mutilated, or destroyed, the Trustee, in his discretion, may issue a duplicate of such certificate on receipt of: (i) evidence of such fact satisfactory to him; (ii) indemnity satisfactory to him; (iii) the existing certificate, if mutilated; and (iv) his reasonable fees and expenses in connection with the issuance of a new trust certificate. The Trustee shall not be required to recognize any transfer of a voting trust certificate not made in accordance with the provisions hereof, unless the person claiming such ownership has produced indicia of compliance with the terms of the Shareholders' Agreement and of title satisfactory to the Trustee and has deposited with the Trustee indemnity satisfactory to him.

      3. Termination Procedure. On the termination of this Agreement at any time, the Trustee, within 20 days after such termination, shall mail written notice of such termination to the registered owners of the voting trust certificates at the addresses appearing on the transfer books of the Trustee. From the date specified in any such notice (which date shall be fixed by the Trustee), the voting trust certificates shall cease to have any effect, and the holders of such voting trust certificates shall have no further rights under this Agreement other than to receive certificates for shares of Stock or other property distributable under the terms hereof on the surrender of such voting trust certificates. Within 30 days after the termination of this Agreement, and except as otherwise provided under the terms hereof, the Trustee shall deliver certificates for the number of shares of Stock held by the registered holders of all voting trust certificates, provided that such voting trust certificates are properly endorsed and surrendered at the office of the Trustee.

      4. Dividends. The holder of each voting trust certificate shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustee on a like number of shares of Stock as designated by each such voting trust certificate less his pro rata share of expenses as provided in paragraph 12 hereof. If any dividend for the Stock deposited with the Trustee is paid in whole or in part in stock, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for Stock which are received by him on account of such dividend, and the holder of each voting trust certificate representing the Stock on which such dividend has been paid shall be entitled to receive a voting trust certificate issued under this Agreement for the number of shares of Stock received as a dividend. If any dividend for the Stock deposited with the Trustee is paid other than in cash or in the Stock of the Company, then the Trustee shall distribute the same among the holders of voting trust certificates. Such distribution shall be made to the holders of voting trust certificates ratably in accordance with the number of shares represented by their respective voting trust certificates. Holders entitled to receive the dividends discussed above shall be those registered as such on the transfer books of the Trustee at the close of business on the record date fixed by the Company to determine those holders of its Stock entitled to receive such dividends.

      5. Dissolution of Company. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights, or other property to which the holders of the Stock of the Company


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

deposited hereunder are entitled, and shall distribute the same among the registered holders of voting trust certificates in proportion to their interests, as shown on the books of the Trustee.

      6. Reorganization of Company. If the Company is merged into or consolidated with another company, or all or substantially all of the assets of the Company are transferred to another company, or all of the shares of the Company are exchanged for the shares of another company, then in connection with such transfer the term "Company" for all purposes of this Agreement shall be taken to include such successor Company, and the Trustee shall receive and hold under this Agreement any stock of such successor Company received on account of the ownership, as Trustee hereunder, of the Stock held hereunder prior to such merger, consolidation, transfer, or share exchange. Voting trust certificates issued and outstanding under this Agreement at the time of such merger, consolidation, transfer, or share exchange may remain outstanding, or the Trustee may, in his discretion, substitute for such voting trust certificates new voting trust certificates in appropriate form, and the term "Stock" as used herein shall be taken to include any Stock which may be received by the Trustee in lieu of all or any part of the Stock of the Company.

      7. Rights of Trustee. Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates or such other property which under the terms hereof may be delivered in lieu of said stock certificates and until the surrender of the voting trust certificates for cancellation, the Trustee shall have the right to exercise, in person or by his nominees or proxies, all Shareholder rights and powers with respect to all Stock deposited hereunder, including the right to vote thereon and to take part in or consent to any corporate or stockholder's action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors and in favor of or against any resolution or proposed action of any character whatsoever that may be presented at any meeting or that may require the consent of Shareholders of the Company. In voting the Stock held by him either in person or by his nominees or proxies, the Trustee shall exercise his sole discretion in voting for directors of the Company, and shall otherwise, insofar as he may as a stockholder of the Company, take such part or action in respect to the management of its affairs as he may in the his discretion deem advisable, and he shall not be personally responsible with respect to any action taken pursuant to his vote in any matter or act committed or omitted to be done; provided such commission or omission does not amount to wanton misconduct or gross negligence.

      8. Resignation of Trustee. The Trustee (and any successor Trustee) may at any time resign by mailing to the registered holders of voting trust certificates a written resignation effective 10 days thereafter or on the prior acceptance thereof.

      9. Appointment of Successor Trustees. On the death of Terrence J. Herron, or upon his resignation as Trustee, Joseph S. Gans, III, if he is willing and not then disabled, shall be the successor Trustee. If Joseph S. Gans, III is not willing to serve as successor Trustee, or is then disabled, or if he has predeceased the Trustee, then Shareholders representing a majority of the number of shares of Stock standing in the name of the Trustee hereunder shall have the right to designate another successor Trustee as hereinafter provided. Any designation of a successor Trustee shall be made by filing in the principal office of the Company in Louisville, Kentucky, a written notice of appointment of such successor Trustee, duly executed and acknowledged by Shareholders. The rights, powers, and privileges of the Trustee named hereunder shall be possessed by any successor Trustee, with the same effect as though such successor or successors had originally been parties to this Agreement.

      10. Term. This Agreement shall terminate at any time on the execution and acknowledgment of a deed of termination by the registered holders of all the voting trust certificates outstanding under this Agreement, duly filed in the principal office of the Company in Louisville, Kentucky.

      11. Compensation and Reimbursement of Trustee. The Trustee shall serve without compensation, and shall have the right to incur and pay reasonable expenses and charges as he may deem necessary and proper for carrying this Agreement into effect. Nothing contained herein shall disqualify the Trustee or successor Trustees, or incapacitate him or them from serving the Company or any of its subsidiaries as officer or director, or in any other capacity, or in any such capacity receiving compensation.

      12. Notice. Unless otherwise specifically provided in this Agreement, any notice to or communication with the holders of the voting trust certificates hereunder shall be deemed to be sufficiently given or made if delivered by regular or registered mail addressed to such holders at their respective addresses appearing on the transfer books of the Trustee, and deposited in any post office or post office box. The addresses of the holders of voting trust certificates, as shown on the transfer books of the Trustee, shall in all cases be deemed to be the addresses of voting trust certificate holders for all purposes under this Agreement, without regard to what other or different addresses the Trustee may have for any such holder on any other books or records of the Trustee. Every notice so given shall be effective, whether or not received, and two days after the date of mailing shall be the date such notice is deemed give for all purposes. Any notice to the Trustee hereunder shall be sent by registered mail to the Trustee, addressed to him at such addresses as may from time to time be furnished in writing to the Company by the Trustee, and if no such address has been so furnished by the Trustee, then to the Trustee in care of the Company at the principal office of the Company in Louisville, Kentucky.

      13. Transferees. Any transferee of the Stock shall become a party hereto by executing this Agreement or an amendment thereto and by depositing the Stock to be made subject to this Agreement with the Trustee.

          IN WITNESS WHEREOF, the Trustee and the Shareholders have executed this Agreement as of the date first written above and have stated the number of shares of common stock of the Company deposited respectively by them.


TRUSTEE

/s/ TERRENCE J. HERRON
--------------------------------
TERRENCE J. HERRON

SHAREHOLDERS



/s/ JOSEPH S. GANS, III
--------------------------------
JOSEPH S. GANS, III



/s/ JOSEPH W. AMAN
--------------------------------
JOSEPH W. AMAN



/s/ LAWRENCE SHEWACK
--------------------------------
LAWRENCE SHEWACK



/s/ JOHN HOWELL
--------------------------------
JOHN HOWELL


/s/ TERRENCE J. HERRON
--------------------------------
TERRENCE J. HERRON


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

                                   SCHEDULE I

                                                              Number of Shares
                                                              ----------------
Joseph C. Gans III                                                 816,000
c/o Terrence J. Herron
Hourigan , Kluger & Quinn, P.C.
Suite 700
Mellon Bank Center
8 West Market Street
Wilkes-Barre, PA 18701-1867

Joseph W. Aman                                                      51,000
c/o Terrence J. Herron
Hourigan , Kluger & Quinn, P.C.
Suite 700
Mellon Bank Center
8 West Market Street
Wilkes-Barre, PA 18701-1867

John Howell                                                         51,000
c/o Terrence J. Herron
Hourigan , Kluger & Quinn, P.C.
Suite 700
Mellon Bank Center
8 West Market Street
Wilkes-Barre, PA 18701-1867

Laurence Shewack                                                    51,000
c/o Terrence J. Herron
Hourigan , Kluger & Quinn, P.C.
Suite 700
Mellon Bank Center
8 West Market Street
Wilkes-Barre, PA 18701-1867

Terrence J. Herron                                                  51,000
Hourigan , Kluger & Quinn, P.C.
Suite 700
Mellon Bank Center
8 West Market Street
Wilkes-Barre, PA 18701-1867

            AMENDED EXHIBIT A TO VOTING TRUST AGREEMENT BY AND AMONG
             JOSEPH S. GANS, III, JOSEPH W. AMAN, LAWRENCE SHEWACK,
               TERRENCE J. HERON AND TERRENCE J. HERRON, TRUSTEE


       SHAREHOLDER                  NUMBER OF SHARES       CERTIFICATE NUMBER
       -----------                  ----------------       ------------------
Joseph S. Gans, III                     571,200                    10
--------------------------------------------------------------------------------
Terrence J. Heron, Trustee              244,800                    11
for Joseph S. Gans, IV
--------------------------------------------------------------------------------
Joseph W. Aman                           42,000                    12
--------------------------------------------------------------------------------
Kerrie N. Carfagno and                    2,000                    13
John Carfagno
--------------------------------------------------------------------------------
Sandra Aman Keller and                    2,000                    14
Daniel Keller
--------------------------------------------------------------------------------
Sandra Aman Keller, Trustee               2,000                    15
for Lara Sue Aman
--------------------------------------------------------------------------------
Kerrie N. Carfagno, Trustee               2,000                    16
for Molly Kay Aman
--------------------------------------------------------------------------------
Thomas Aman                                 500                    17
--------------------------------------------------------------------------------
Samuel Aman                                 500                    18
--------------------------------------------------------------------------------
John T. Howell                           36,000                    19
--------------------------------------------------------------------------------
Timothy W. Howell                         5,000                    20
--------------------------------------------------------------------------------
Jeffrey C. Howell                         5,000                    21
--------------------------------------------------------------------------------
Sean M. Howell                            5,000                    22
--------------------------------------------------------------------------------
Lawrence Shewack                         41,000                    23
--------------------------------------------------------------------------------
Eric Shewack                              5,000                    24
--------------------------------------------------------------------------------
Christopher Shewack                       5,000                    25
--------------------------------------------------------------------------------
Terrence J. Herron                       41,000                    26
--------------------------------------------------------------------------------
Terrence J. Herron, II                   10,000                    27